Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 3, 2018, by and among INTERSECTIONS INC., a Delaware corporation (“Intersections” or the “Borrower Representative”), INTERSECTIONS ENTERPRISES INC., a Delaware corporation (“Enterprises”), INTERSECTIONS HOLDINGS INC., a Delaware corporation (“Holdings”), and IISI INSURANCE SERVICES INC., an Illinois corporation formerly known as IISI Inc. and Intersections Insurance Services Inc. (“IISI” and together with Intersections, Enterprises, and Holdings, each individually, a “Borrower” and collectively, the “Borrowers”), PEAK6 INVESTMENTS, L.P. (“Peak6 Investments”), a Delaware limited partnership (as “Administrative Agent”), and PEAK6 STRATEGIC CAPITAL LLC (f/k/a, PEAK6 Ventures LLC), a Delaware limited liability company (as the “Term Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the other Credit Parties party thereto from time to time, the Term Lender and the Administrative Agent are parties to that certain Credit Agreement dated as of April 20, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of July 31, 2017 and that certain Second Amendment to Credit Agreement dated as of November 30, 2017 and as may be further amended, amended and restated, refinanced, replaced, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Term Lender has made the Term Loans and certain other financial accommodations available to the Borrowers upon the terms and conditions set forth therein;

WHEREAS, the Borrower Representative has advised the Administrative Agent that the Borrowers will make a voluntary, partial prepayment of the Term Loans in the amount of $1,000,000 on the date hereof (the “Specified Prepayment”), and the Administrative Agent and the Term Lender have agreed to accept the Specified Prepayment without any Early Termination Fee;

WHEREAS, the Borrower Representative has requested that the Administrative Agent and the Term Lender agree to amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, the Administrative Agent and the Term Lender are willing to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Administrative Agent, and the Term Lender party hereto do hereby agree as follows:

1.         Prepayment.  Pursuant to Section 2.02(a), on the Third Amendment Effective Date (as defined below), and as of the Third Amendment Effective Date, the Borrowers are making the Specified Prepayment, with such Specified Prepayment to be applied in its entirety to the outstanding principal balance of the Term Loans.  The Administrative Agent and the Term Lender have agreed that no Early Termination Fee shall be due in respect of the Specified Prepayment, nor shall the Borrowers be required to pay any outstanding accrued but unpaid interest on the amount prepaid at the time of the Specified Prepayment, but all such interest shall be paid on the next occurring Interest Payment Date as required under the Credit Agreement.  For the avoidance of doubt, the parties hereto agree that the Specified Prepayment shall not apply to, or otherwise affect in any way, any amortization or other mandatory principal payments in respect of the Term Loans under the Credit Agreement.

2.         Amendments to the Credit Agreement. Subject to and upon the satisfaction of the conditions set forth in Section 3 hereof, on the Third Amendment Effective Date (as defined below), and as of the Third Amendment Effective Date, the Credit Agreement (including the schedules and exhibits thereto) is hereby amended is hereby amended as follows:

(a)          Amendment to Section 7.12(a). Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)       Minimum Cash Balance.  Intersections and its Subsidiaries shall not permit Cash on Hand, as of the close of each Business Day, to be less than the amount set forth below for each of the periods specified below:

Period	Minimum Amount
Third Amendment Effective Date through and including May 31, 2018	the lesser of (A) twenty percent (20%) of the Total Outstandings and (B) $2,500,000

From and after June 1, 2018 through and including the Fiscal Quarter ending September 30, 2019	the lesser of (A) twenty percent (20%) of the Total Outstandings and (B) $3,000,000

The Fiscal Quarter ending December 31, 2019 and thereafter	twenty percent (20%) of the Total Outstandings

For purposes of calculating Cash on Hand and for the avoidance of doubt, the requirement of this Section 7.12(a) as to Cash on Hand requires Cash on Hand to be calculated as of the close of each Business Day, however Total Outstandings shall be (x) the amount of Total Outstandings on the last day of the month prior to any relevant time of calculation of the financial covenant required hereby and (y) Total Outstandings at any month end which is also a Fiscal Quarter end date shall be calculated net of any amortization payment made on the last day of such Fiscal Quarter closest to such month end date.

3.         Omitted.

4.         Conditions Precedent to Effectiveness of this Amendment.  This Amendment shall become effective as of the date upon which each of the following conditions has been satisfied in full in the Administrative Agent’s sole discretion (such date, the “Third Amendment Effective Date”):

(a)          the Administrative Agent shall have received one or more counterparts of this Amendment duly executed and delivered by the Borrowers, the Administrative Agent, and the Term Lender; and

(b)          the Administrative Agent and the Term Lender shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or Term Lender reasonably may require, each in form and substance reasonably satisfactory to the Administrative Agent and Term Lender.

5.         Representations and Warranties.  Each Borrower and each other Credit Party hereby represent and warrant to the Administrative Agent and the Term Lender as follows:

(a)          The execution, delivery and performance by each Credit Party of this Amendment and the performance by such Credit Party of its obligations and agreements under this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Credit Party’s certificate or articles of incorporation (or equivalent thereof), (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created pursuant to the Loan Documents) under, or require any payment to be made under (A) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries, (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject or (C) any Material Contract to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries; or (iii) violate any Law, except in each case referred to in clause (ii)(A), (ii)(C) or (iii) of this Section 4(a) to the extent that any such conflict, breach, contravention, creation payment or violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)          This Amendment has been duly executed and delivered by such Credit Party.  Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable Debtor Relief Laws and by general equitable principles relating to enforceability, whether enforcement is sought by a proceeding in equity or at law.

(c)          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Credit Party of this Amendment or the Credit Agreement as amended hereby;

(d)          Each of the representations and warranties of the Borrowers and each other Credit Party contained in the Loan Documents, or which is contained in any document furnished at any time under or in connection herewith and therewith, is true and correct on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(e)          No Default or Event of Default exists, and after giving effect to this Amendment, no Default or Event of Default shall exist or arise therefrom.

6.         Release.  As a material inducement to the Administrative Agent and the Term Lender entering into this Amendment, which is to the direct advantage and benefit of the Borrowers and the other Credit Parties, each Credit Party, for itself and its respective Affiliates, does hereby release, waive, relinquish, acquit, satisfy and forever discharge the Administrative Agent and the Term Lender, and each other Secured Party and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, Affiliates, successors and assigns of each such Person (collectively the “Discharged Parties” and each a “Discharged Party”), from any and all manner of debts, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, costs, losses, deficiencies, diminution in value, disbursements, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections, adverse consequences, amounts paid in settlement,  and causes of action of any nature whatsoever, whether at law or in equity or otherwise, either now accrued or hereafter maturing and whether known or unknown, fixed or contingent, direct or indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, which such Credit Party or such Affiliate now has or hereafter can, shall or may have by reason of any matter, cause, thing or event occurring on or prior to the Third Amendment Effective Date arising out of, in connection with or relating to (a) the Obligations, including, but not limited to, the administration or funding thereof, (b) any of the Loan Documents or the indebtedness evidenced and secured thereby, and (c) any other agreement or transaction between any Credit Party or Affiliate and any Discharged Party relating to or in connection with the Loan Documents or the transactions contemplated therein, except that this Section 6 shall not waive or release any of the Term Lender’s, the Administrative Agent’s, or any other Discharged Party’s contractual obligations (if any) under the Credit Agreement or any of the other Loan Documents.

7.         Resolution.  The Administrative Agent, the Term Lender and the Borrowers acknowledge that the Borrower Representative previously sent the Administrative Agent a letter pursuant to Section 2.02(b)(ii) of the Credit Agreement to notify the Administrative Agent that Intersections had received a $1,341,833.04 tax refund, that such tax refund may constitute an Extraordinary Receipt, and that, to the extent the tax refund did constitute an Extraordinary Receipt, Intersections intended to reinvest the tax refund in operating assets or other assets used or useful in the business of the Credit Parties in accordance with Section 2.02(b)(ii) (the “Tax Refund Notice”).  The Administrative Agent has questioned whether the Tax Refund Notice satisfied the requirements of the Credit Agreement.  The Administrative Agent, the Term Lender and the Borrowers desire to resolve their dispute concerning the Tax Refund Notice and hereby acknowledge and agree that a portion of the tax refund is being applied to make the Specified Prepayment, the Borrowers may retain the balance of the tax refund for use in the Borrower’s business, and no Default or Event of Default shall result from or exist in connection with Intersections’ receipt of the tax refund or issuance of the Tax Refund Notice.

8.         Reaffirmation and Confirmation.  The Credit Parties hereby (a) acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Amendment), (b) agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Amendment), which remain in full force and effect, and (c) confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them or any other Credit Party pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding, the amendments thereto pursuant to this Amendment; and (ii) the security interest granted to the Administrative Agent, for the benefit of each Secured Party, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of each Secured Party, with the same force, effect and priority in effect immediately prior to entering into this Amendment.

9.         Estoppel. To induce the Administrative Agent and the Term Lender to enter into this Amendment, each Credit Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, to the knowledge of each Credit Party, there exists no right of offset, defense, counterclaim or objection in favor of such Credit Party as against the Administrative Agent the Term Lender with respect to the Obligations.

10.       Provisions of General Application.

(a)          Effect of this Amendment.  Except as set forth in Section 1 and Section 2 of this Amendment, no other changes, modifications, waivers or forbearances to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Third Amendment Effective Date.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall govern and control.  The Credit Agreement and this Amendment shall be read and construed as one agreement.

(b)          Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(c)          Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by the Administrative Agent or the Term Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent and the Term Lender to rely upon them.

(d)          Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(e)          Reviewed by Attorneys.  Each Credit Party represents and warrants to the Administrative Agent and the Term Lender that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each other document executed in connection herewith with, such attorneys and other persons as such Credit Party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

(f)           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401 and §5-1402)).

(g)          Counterparts.  This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic imaging means shall be as effective as delivery of a manually executed counterpart hereof.

(h)          Entire Agreement.  The Credit Agreement as modified by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

(i)           No Novation.  This Amendment shall not extinguish the Term Loans or other obligations outstanding under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

INTERSECTIONS INC., a Delaware corporation, as a Borrower and the Borrower Representative

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

INTERSECTIONS ENTERPRISES INC., a Delaware corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

INTERSECTIONS HOLDINGS INC., a Delaware corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

IISI INSURANCE SERVICES INC., an Illinois corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

[PEAK6/INTX – Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

PEAK6 INVESTMENTS, L.P., as Administrative Agent

By:	PEAK6 LLC, its general partner

By:	/s/ Matthew Hulsizer
Name: Matthew Hulsizer
Title: Manager

[PEAK6/INTX – Signature Page to Third Amendment to Credit Agreement]

TERM LENDER:

PEAK6 STRATEGIC CAPITAL LLC, as
Term Lender

By:	/s/ Matthew Hulsizer
Name: Matthew Hulsizer
Title: Manager

[PEAK6/INTX – Signature Page to Third Amendment to Credit Agreement]